   As filed with the Securities and Exchange Commission on December 6, 1999

                                                    Registration No.: 333- 85665

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             -----------------------

                       FASTCOMM COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)

          VIRGINIA                                              54-128 9115
-------------------------------                             --------------------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization                                Identification No.)

                               45472 HOLIDAY DRIVE
                             DULLES, VIRGINIA 20166
                                 (703) 318-7750
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               (Address of principal executive offices) (Zip Code)
                            ------------------------

                        1992 INCENTIVE STOCK OPTION PLAN
                      1992 NON-QUALIFIED STOCK OPTION PLAN
                    1991 EXECUTIVE NON-QUALIFIED OPTION PLAN
                           AND 1999 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the Plans)

                                MARK H. RAFFERTY
                             CHIEF FINANCIAL OFFICER
                       FASTCOMM COMMUNICATIONS CORPORATION
                               45472 HOLIDAY DRIVE
                             DULLES, VIRGINIA 20166
                                 (7003) 318-7750
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                     CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                          Proposed
                                                          Maximum         Proposed
                                                          Offering        Maximum            Amount of
                                        Amount to be      Price           Aggregate          Registration
Title of Securities to be Registered    Registered (1)    Per share       Offering Price     Fee
------------------------------------------------------------------------------------------------------------
1992 Executive Non-Qualified
 Option Plan, Common Stock,
 $0.001 par value                       1,020,372          $ 1 .375        $  1,403,012        $421.00
------------------------------------------------------------------------------------------------------------
1992 Incentive and Non-
Qualified Stock Option
Plans, Common Stock,
$0.001 par value                          789,236          $  1 .375       $ 1, 085,200         $326.00
------------------------------------------------------------------------------------------------------------
1999 Stock Option Plan
Common Stock, $0.001 par value          1,500,000          $   1.375       $ 2,062,500          $619.00
------------------------------------------------------------------------------------------------------------
Aggregate Registration Fee:                     $1,366.00
============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Executive Non-Qualified Plan, 1992 Incentive Stock Option Plan, 1992 Non-Qualified Stock Option Plan and 1999 Stock Option Plan (by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.)

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on November 26, 1999 as reported on NASDAQ OTC Bulletin Board.

================================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1991 Executive Non-Qualified Stock Option Plan, 1992 Employee Non-Qualified Stock Option Plan, 1992 Incentive Stock Option Plan or 1999 Stock Option Plan of FastComm Communications Corporation (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          FASTCOMM COMMUNICATIONS CORPORATION (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on forms 10-K for the fiscal year ended April 30, 1999, filed with the Commission on July 28, 1999;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended July 31, 1999 filed with the Commission on September 13, 1999;

          (c) The Registrant's Definitive Proxy Statement for the Registrant's 1999 Annual Meeting of Shareholder filed with the commission on October 6, 1999; and

          (d) The Registrant's Registration Statement on Form 8-A filed with the Commission on September 8, 1988 in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4. DESCRIPTION OF SECURITIES

             Not Applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not Applicable.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Article Six of the Company's By-Laws, as amended, empowers the Company to indemnify current or former directors, officers, employees or agents of the

Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company in such capacities in any other enterprise to the full extent permitted by the laws of the State of Virginia.

               Article Tenth of the Virginia Stock Corporation Act (the "Act") contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 13.1 - 699 also provides that such indemnification may include payment of the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 13.1 - 703 also contains provisions authorizing the Company to obtain insurance on behalf of any such director, officer, employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section. The Company currently maintains a policy of insurance under which the directors and officers of the Company are insured, within the limits and subject to the exclusions and limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

               The indemnification and advancement of expenses provided pursuant to Section 13.1 - 699 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because the Articles of Incorporation, as amended, of the Company do not otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its Securityholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 13.1 - 698 because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to Section 13.1 - 699 or because the court determines that the petitioner is fairly and reasonably entitled indemnification or advancement of expenses or both in view of all the relevant circumstances.

Section 13.1-692.1 of the Act provides that the damages assessed against any officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount specified in the Articles of Incorporation; or (2) months immediately proceeding the act or omission for which liability was imposed. The liability of an officer or director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law including without limit of any claim of unlawful insider trading or manipulation of the market for any security is not covered by such provision.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

             Not Applicable.

     ITEM 8. EXHIBITS

             Exhibit
             Number         Description
             -------        -----------
             4.1            Restated Articles of Incorporation of the Company (Previously
                            filed as Exhibit to Form S-18, Reg. No 33-19785)

             4.2            Restated By-Laws of the company, as amended (Previously filed as
                            Exhibit to Form S-18, Reg. No 33-19785)

             4.3            Specimen Certificate of Common Stock of the Registrant
                            (Previously filed as Exhibit to Form S-18, Reg. No 33-19785)

             5              Opinion and consent of Sokolow, Dunaud, Mercadier & Carreras, LLP

             23.1           Consent of BDO Seidman, LLP Independent Accountants

             23.2           Consent of Sokolow, Dunaud, Mercadier & Carreras, LLP is
                            contained in Exhibit 5

             24             Power of Attorney. Reference is made to page II-5 of this
                            Registration Statement

             99.1           1999 Stock Option Plan

             99.2           Form of Notice of Grant of Stock Option

             99.3           Form of Stock Option Agreement

     ITEM 9.UNDERTAKINGS

            A. The undersigned Registrant hereby undertakes: to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1) (i) and (1) (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1992 Stock Option Plan, the 1992 Non-Qualified Stock Option Plan or the 1999 Stock Option Plan.

           B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dulles. State of Virginia on this 6th day of December, 1999.

                     FASTCOMM COMMUNICATIONS CORPORATION

                     By:
                        -------------------------------------
                        Peter C. Madsen
                        President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of FastComm Communications Corporation, a Virginia corporation, do hereby constitute and appoint Peter C. Madsen and Mark H. Rafferty and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine many be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME                          TITLE                                   DATE
----                          -----                                   ----
                              President, Chief Executive
/s/ Peter C. Madsen           Officer and Director
-------------------           (Principal Executive Officer)           December 6, 1999
Peter C. Madsen

                              Vice President and
/s/ Mark H. Rafferty          Chief Financial Officer and Director
-------------------           (Principal Accounting Officer)          December 6, 1999
Mark H. Rafferty

/s/ Edward R. Olson           Director                                December 6, 1999
-------------------
Edward R.Olsen

/s/ Thomas G. Amon            Director                                December 6, 1999
-------------------
Thomas G. Amon

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                       FASTCOMM COMMUNICATIONS CORPORATION

                                  EXHIBIT INDEX

ITEM 8.     EXHIBITS

            Exhibit
            Number      Description
            ------      -----------
            4.1         Restated Articles of Incorporation of the Company (Previously filed as
                        Exhibit to Form S-18, Reg. No 33-19785)

            4.2         Restated By-Laws of the company, as amended (Previously filed as Exhibit to
                        Form S-18, Reg. No 33-19785)

            4.3         Specimen Certificate of Common Stock of the Registrant (Previously filed as
                        Exhibit to Form S-18, Reg. No 33-19785)

            5           Opinion and consent of Sokolow, Dunaud, Mercadier & Carreras, LLP

            23.1        Consent of BDO Seidman, LLP Independent Accountants

            23.2        Consent of Sokolow, Dunaud, Mercadier & Carreras, LLP is contained in
                        Exhibit 5

            24          Power of Attorney. Reference is made to page II-5 of this Registration
                        Statement

            99.1        1999 Stock Option Plan

            99.2        Form of Notice of Grant of Stock Option

            99.3        Form of Stock Option Agreement